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For Further Information:

Michael D. Picchi
Fruehauf Trailer Corporation
(317) 630-3000


         FRUEHAUF TRAILER ANNOUNCES RESALE
            PROSPECTUS NO LONGER CURRENT


      Indianapolis, Indiana -- September 27, 1996 --
Fruehauf Trailer Corporation (NYSE:FTC) today announced that the Prospectus dated June 26, 1995, as supplemented, forming part of the Registration Statement that registered the resale of certain privately placed shares of the Company's Common Stock is no longer current and therefore, cannot be used for resale transactions.

      Fruehauf Trailer Corporation is one of the leading manufacturers of truck trailers, producing, marketing, and servicing the industry's widest range of dry freight van, refrigerated van, platform, dump and liquid and dry bulk tank trailers. Among the largest suppliers of trailer parts in North America, Fruehauf products are sold throughout the truck trailer industry's largest
Company-owned dealer and authorized independent dealer network in North America.



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